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                                                            EXHIBIT 23.3


                          [BDO SEIDMAN LLP LETTERHEAD]



                           CONSENT OF BDO SEIDMAN, LLP



Gilman & Ciocia, Inc.
Great Neck, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 30, 1996, relating to the consolidated financial statements of Gilman & Ciocia, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
October 24, 1996